UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Reis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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530 Fifth Avenue, 5th Floor

New York, NY 10036

(212) 921-1122

www.reis.com

April 27, 2015

Dear Stockholder:

You are cordially invited to attend the Reis, Inc. 2015 Annual Meeting of Stockholders, which will be held on Thursday, June 4, 2015, at 10:00 a.m., eastern daylight savings time, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue, 36th Floor, New York, New York 10152.

Information about the annual meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, we hope after you read the attached Proxy Statement, that you will complete, sign, date and return your Proxy Card in the enclosed envelope as promptly as possible.

On behalf of management and our Board of Directors, we thank you for your continued support of Reis, Inc.

Sincerely,

Lloyd Lynford
Chief Executive Officer and President

530 Fifth Avenue, 5th Floor

New York, NY 10036

(212) 921-1122

www.reis.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 4, 2015

The 2015 Annual Meeting of Stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), will be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue, 36th Floor, New York, New York 10152, on Thursday, June 4, 2015, at 10:00 a.m., eastern daylight savings time, for the following purposes:

1.	To elect two directors for terms expiring at the 2018 annual meeting of stockholders and upon the election and qualification of their respective successors;

2.	To consider and vote upon the approval of an advisory resolution on executive compensation (commonly referred to as “Say on Pay”) as disclosed in this proxy statement;

3.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	To conduct such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

These items are fully described in the attached Proxy Statement. We have not received notice of any other matters that may be properly presented at the annual meeting.

The board of directors has fixed the close of business on April 10, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any postponement(s) or adjournment(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Jonathan Garfield
Executive Vice President & Corporate Secretary

April 27, 2015

New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2015: This Notice of Annual Meeting, the Proxy Statement and the 2014 Annual Report for Reis, Inc. are available at www.reis.com/eproxy.

THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 27, 2015.

ii

Proxy Statement

We are furnishing this proxy statement and the accompanying materials to the stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”) in connection with the solicitation of proxies by the board of directors of Reis, Inc. to be used at the 2015 annual meeting of stockholders of the Company and at any postponement(s) or adjournment(s) of that meeting. For purposes of this proxy statement, references to “Reis” or the “Company” include the private Reis information services business prior to its May 2007 merger with Reis’s current subsidiary, Reis Services, LLC (“Reis Services”).

The annual meeting will be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue, 36th Floor, New York, New York 10152, on Thursday, June 4, 2015, at 10:00 a.m., eastern daylight savings time. The 2014 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2014, accompanies this proxy statement, which is first being mailed to stockholders on or about April 27, 2015.

Voting and Proxy Procedure

Attending the Annual Meeting; Who Can Vote

You are entitled to vote your shares of Reis common stock if the records of the Company show that you held your shares as of the close of business on April 10, 2015 (the “Record Date”). As of the close of business on the Record Date, a total of 11,228,095 shares of Reis common stock were outstanding and entitled to vote. Each share of common stock has one vote. You will need to provide identification to be admitted to the annual meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you are a beneficial owner of Reis common stock held in street name, you will need proof of ownership, in addition to identification, to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Reis common stock held in street name in person at the annual meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote at the annual meeting is represented, in person or by proxy, at the annual meeting. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum; provided that the record holder is present or has provided a proxy with respect to those shares on at least one item. A broker non-vote may occur when a stockholder fails to provide voting instructions to its broker for shares held in street name. Under those circumstances, a stockholder’s broker may in its discretion vote on behalf of the stockholder on routine items (Proposal 3 is considered routine for this purpose) but is prohibited from exercising discretion to vote on other items (such as Proposals 1 and 2). Those items on which a stockholder’s broker cannot vote result in broker non-votes if the stockholder does not instruct the broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or approval of the advisory resolution on executive compensation (“Say on Pay”) (Proposal 2).

Your bank or broker is not permitted to vote your uninstructed shares on a discretionary basis on the election of directors or on the “Say on Pay” proposal. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on the election of directors or on the “Say on Pay” proposal, no votes will be cast on your behalf on those matters. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

In voting on the election of directors (Proposal 1), you may vote for the director or withhold your vote with respect to the director. There is no cumulative voting for the election of directors. For the election of directors, a plurality of all the votes cast is required. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election, although they will be considered present for the purpose of determining the presence of a quorum.

In voting on approval of the advisory resolution on executive compensation (“Say on Pay”) (Proposal 2), you may vote for the approval of the advisory resolution on executive compensation, vote against the approval of the advisory resolution on executive compensation or abstain from voting. The matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter, although they will be considered present for the purpose of determining the presence of a quorum.

In voting on the ratification of the appointment of Ernst & Young LLP as Reis’s independent registered public accounting firm (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions will have no effect on the outcome of this matter, although they will be considered present for the purpose of determining the presence of a quorum.

Voting by Proxy

The board of directors of Reis is sending you this proxy statement to request that you allow your shares of Reis common stock to be represented at the 2015 annual meeting by the persons named in the enclosed proxy card. All shares of Reis common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s board of directors.

The board of directors recommends a vote “FOR” the nominees for director, “FOR” approval of the advisory resolution on executive compensation and “FOR” ratification of Ernst & Young LLP as Reis’s independent registered public accounting firm.

If you return a signed proxy card and there are any items for which your proxy card does not provide instructions, your shares will be voted in accordance with the board’s recommendations as follows: “FOR” election of the director nominees, “FOR” approval of the advisory resolution on executive compensation and “FOR” ratification of the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their discretion to determine how to vote your shares. This includes a motion to postpone or adjourn the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. Neither the board of directors nor management of Reis knows of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must do one of the following: advise the Secretary of the Company in writing before your shares of common stock have been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of your proxy.

If your Reis common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted or to change your vote. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Every Reis stockholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card, or otherwise comply with the instructions from your broker, bank or other nominee, whether or not you plan to attend the annual meeting in person.

Solicitation of Proxies

Reis will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Reis in soliciting proxies for the annual meeting for a fee of $6,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Reis, without additional compensation. Reis will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons, firms and corporations for their reasonable expenses in doing so.

Corporate Governance

General

Reis periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Reis and its operations. As part of this periodic corporate governance review, the board of directors reviews and adopts what it believes are, at that time, the best corporate governance policies and practices for Reis.

Code of Business Conduct and Ethics

Reis has adopted a Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Ethics”) and a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”). The Code of Ethics is a set of written standards reasonably designed to deter wrongdoing and to ensure that Reis’s directors, officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that Reis’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, not engage in insider trading, not use Reis’s resources for personal gain, conduct business in an honest and ethical manner and otherwise act with integrity and in Reis’s best interest. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, Reis has adopted the Whistleblower Policy, which contains procedures to receive, treat and retain complaints regarding accounting, internal accounting controls, auditing matters or other matters, including violations of the Code of Ethics. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits Reis from retaliating against any director, officer or employee who reports actual or apparent violations of the Code of Ethics.

Copies of the Code of Ethics and the Whistleblower Policy can be found under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com). Any amendment of the Code of Ethics, or any waiver under the Code of Ethics applicable to Reis’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed at the same location.

Meetings and Committees of the Board of Directors

General.  The Company conducts business through meetings and activities of its board of directors and committees thereof. During 2014, the board of directors of the Company held five meetings and acted by written consent on three other occasions. No director attended fewer than 75% of the total meetings of the board of directors and the committees on which such director served.

The following table identifies the Company’s standing committees and their members at December 31, 2014 (which composition has remained the same as of the date of this proxy statement), and lists the number of meetings held by each committee during 2014. The members of each standing committee are appointed by the board of directors, generally on an annual basis at the board’s meeting held immediately following the annual meeting of stockholders. All members of each committee are independent in accordance with the listing standards of the NASDAQ Stock Market. Each of the committees listed below operates under a written charter adopted by the board of directors that governs its composition, responsibilities and operations. The committee charters and Reis’s “Corporate Governance Guidelines” are available under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Thomas J. Clarke Jr.	X	*
Jonathan Garfield
Lloyd Lynford
M. Christian Mitchell (Chairman)	*		X
Byron C. Vielehr	X	X	*

Number of meetings in 2014 (not including actions taken by written consent)	7	4	3

* Denotes committee chairperson.

In 2012, the Company formed a Gold Peak Special Committee, consisting of three directors (Messrs. Clarke, Garfield and Mitchell), to oversee matters related to the Gold Peak litigation, including recovery efforts. That committee met during 2014 on 14 occasions.

Changes in Board of Directors and Committee Composition.  During 2014, the following changes in the composition of the board of directors and its committees occurred:

•

On March 27, 2014, the board of directors, following a recommendation from the Nominating and Corporate Governance Committee, determined to reduce the size of Reis’s board. The board passed a resolution, as permitted by Reis’s bylaws, to reduce the number of directors from six to five, effective as of March 27, 2014. The Nominating and Corporate Governance Committee’s and the board’s determinations were made in recognition of the Company’s size and in furtherance of the Company’s ongoing general and administrative cost reduction efforts. The Nominating and Corporate Governance Committee and the board of directors determined that the continuing directors, as a whole, have the requisite qualifications and expertise to meet applicable corporate governance and legal requirements.

Audit Committee.  The Audit Committee selects and retains (subject to approval or ratification by the Company’s stockholders) the independent registered public accounting firm for Reis, reviews the scope of the work of the independent registered public accounting firm and its reports, and reviews the activities and actions of Reis’s accounting staff in its preparation of financial statements and review of internal control over financial reporting. The board of directors has designated Mr. Mitchell as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). In addition to being independent generally, as set forth under “—Independent Directors,” Messrs. Mitchell, Clarke and Vielehr each satisfy the additional independence requirements for audit committee members under the listing standards of the NASDAQ Stock Market. The annual report of the Audit Committee required by the rules of the SEC is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee reviews and determines compensation arrangements, including employment agreements, salaries, bonuses and other benefits for executive officers of Reis and its subsidiaries, reviews and determines employees to whom stock options, restricted stock units (“RSUs”) and other awards are to be granted and the terms of such grants, reviews the selection of officers who participate in incentive and other compensatory plans and arrangements, reviews the Company’s compensation plans, and recommends new plans, or amendments to those plans, to the board of directors. The Compensation Committee report required by the rules of the SEC is included in this proxy statement under the heading “Compensation Committee Report.” The Compensation Committee may form and delegate authority to subcommittees as the Committee deems appropriate.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Reis and monitoring compliance with those policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending the director nominees for election at the next annual meeting of stockholders. This committee also recommends director candidates for each committee for appointment by the board of directors. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the SEC are included in this proxy statement. See “—Nominating and Corporate Governance Committee Procedures.”

Nominating and Corporate Governance Committee Procedures

General.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Reis board of directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit, in writing, the information set forth below, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of Reis no later than 120 days before the anniversary of the date of the prior year’s proxy statement. Recommendations of director candidates for election at the 2016 annual meeting must be submitted by December 29, 2015.

•

All information relating to such director candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

•	As to the stockholder submitting the recommendation, the director candidate and any Stockholder Associated Person (as defined below):

o

the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, director candidate or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

o	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, director candidate or Stockholder Associated Person;

o

any interest, direct or indirect, of such stockholder, director candidate or Stockholder Associated Person, individually or in the aggregate, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities, where such stockholder, director candidate or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series; and

o

whether and the extent to which, during the past six months, such stockholder, director candidate or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, director candidate or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, director candidate or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein.

•	As to the stockholder submitting the recommendation, any Stockholder Associated Person with an interest or ownership referred to above and any director candidate:

o

the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any director candidate; and

o	the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any director candidate.

•

To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the director candidate for election or re-election as of the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder submitting the recommendation means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

In order for a shareholder to submit a director candidate for nomination (as opposed to a recommendation) at any annual meeting of Reis’s stockholders, the nomination must be received by Reis’s Corporate Secretary in accordance with the provisions of Article II, Section 11 of the Company’s bylaws, as set forth in “Submission of Future Stockholder Proposals and Nominations.”

Criteria for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the committee (and the board of directors) considers each individual’s potential contribution to the diversity of backgrounds, experience and competencies which the board desires to have represented. The committee (and the board of directors) also considers the following criteria in selecting nominees: his or her independence, integrity, experience, financial literacy, sound judgment in areas relevant to Reis’s business, and willingness to commit sufficient time to the board, all in the context of an assessment of the perceived needs of the board at that point in time. Maintaining a balanced experience and knowledge base within the total board includes considering whether the candidate: (1) has work experience with publicly traded and/or privately held for profit businesses in the information services industry; (2) has significant direct management experience; (3) has knowledge and experience in capital markets; and (4) has unique knowledge and experience and can provide significant contributions to the board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will maintain at least one director on the board of directors who meets the definition of “audit committee financial expert” under the SEC’s rules.

In addition, prior to nominating an existing director for re-election to the board of directors, the Nominating and Corporate Governance Committee will consider and review the existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence. The Company’s employment agreement with each of Messrs. Lynford and Garfield provides the executive officer with the right to terminate his employment agreement (and receive severance and other payments) if he is not nominated for election to the board, is not elected to the board or is removed from the board.

Process for Identifying and Evaluating Director Nominees.  Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

•

Identification. For purposes of identifying nominees for the board of directors, the Nominating and Corporate Governance Committee relies primarily on personal contacts of the committee and other members of the board of directors. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee may, from time to time, use a search firm in identifying nominees.

•

Evaluation. In evaluating potential candidates, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Leadership Structure of the Board of Directors

The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board, at any particular time. The board of directors has appointed M. Christian Mitchell, an independent director, to serve as the board’s independent Chairman. The Chairman presides at all meetings of the board of directors during which he is present and works with the Chief Executive Officer to establish the agendas for these meetings. Meetings of the board of directors may generally be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors then in office. The independent directors have the opportunity to meet in executive session, led by the independent Chairman, at every regularly scheduled meeting of the board.

Role of the Board of Directors in Risk Oversight

General.  A fundamental part of risk management is not only understanding the risks faced by the Company, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for the Company. Management is responsible for the day-to-day management of risk, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The board regularly reviews information regarding sales and marketing, operations, finance and business development as well as the risks associated with each. While the board is ultimately responsible for risk oversight, committees of the board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for directors and executive officers, and corporate governance.

Compensation Committee Risk Oversight and Compensation Risk Assessment.  The Compensation Committee is responsible for reviewing compensation policies and practices relating to our named executive officers. In executing this duty, the Compensation Committee relies on information provided by management and, from time to time, by an independent compensation consultant. The Company’s senior management, together with human resources, legal and finance personnel, as well as outside advisors, is responsible for implementing and reviewing compensation policies and practices relating to employees other than our named executive officers. Based on a review of these matters, including any mitigating controls, we believe that the mix of compensation elements and the design of those elements along with sound governance practices work together to provide compensation programs and practices that do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. Specifically:

•

the Company has strong internal financial controls that are assessed by the Company’s independent registered public accounting firm annually in addition to their audits of the Company’s financial statements;

•

base salaries are fixed in amount and consistent with market practice and employees’ responsibility so that employees are not motivated to take excessive risks to attain a reasonable level of financial security;

•

the determination of incentive awards is based on well-defined financial measures. There is a maximum cash incentive opportunity for each named executive officer, and the Compensation Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes; and

•	long-term incentives are designed to provide appropriate awards for successful long-term outcomes, and effectively align realized compensation with returns realized by investors.

Communications with Directors

Reis’s stockholders may wish to communicate with the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by addressing them to the intended addressee, care of: Corporate Secretary, Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036, or by email to investorrelations@reis.com. Relevant communications are distributed to the board of directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Attendance at Annual Meetings

The Company and the board of directors encourage all of our directors to attend the annual meeting of stockholders. Four of our current directors attended the June 4, 2014 annual meeting of stockholders in person and one participated by telephone.

Compensation of Directors

Director Compensation Generally.  The following table sets forth the applicable annual retainers and fees payable to non-employee directors in cash for their service on Reis’s board of directors (and committees thereof) during 2014:

Type of Cash Compensation	Amount

Annual board member retainer	$ 36,800
Board meeting participation fee (for each meeting in excess of six in any calendar year)	1,000
Annual compensation for non-executive Chairman	25,000
Audit Committee retainer (member other than chairperson)	10,000
Audit Committee retainer (chairperson)	15,000
Compensation Committee retainer (member other than chairperson)	2,000
Compensation Committee retainer (chairperson)	6,000
Nominating and Corporate Governance Committee retainer (member other than chairperson)	2,000
Nominating and Corporate Governance Committee retainer (chairperson)	6,000

The board of directors has approved an annual retainer for each non-employee director serving on the Gold Peak Special Committee of $10,000, $5,000 and $5,000 for the years ended December 31, 2014, 2013 and 2012, respectively.

In addition, each non-employee director receives RSU grants having an annual value of $46,000. These grants are made in four installments of $11,500 each, effective at the end of each calendar quarter, with the RSU grant agreement being delivered promptly thereafter. The number of RSUs issuable each quarter is determined by dividing the closing price for Reis common stock on the last trading day of the calendar quarter into $11,500. The RSUs are immediately vested upon grant, but directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.

2014 Director Compensation.  The following table sets forth the compensation earned or paid to the Company’s non-employee directors for their board service during 2014. As employee directors, Messrs. Lynford and Garfield did not receive any compensation for their board service during 2014 and compensation related to their employment with the Company is reported under “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	Total ($)

Thomas J. Clarke Jr.	$63,133	$46,000	$109,133
M. Christian Mitchell	$88,800	$46,000	$134,800
Byron C. Vielehr	$54,467	$46,000	$100,467

(A)

The amounts shown in this column represent RSUs granted to each non-employee director in respect of the four calendar quarters of 2014. Each quarterly grant had a grant date fair market value of $11,500, which is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.

Outstanding Equity Awards at Fiscal Year End — Directors.  The following table sets forth all outstanding stock awards held by Reis’s current non-employee directors as of December 31, 2014:

	Stock Awards (A)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(B)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)

Thomas J. Clarke Jr.	15,930	$416,888
M. Christian Mitchell	42,831	$1,120,887
Byron C. Vielehr	15,930	$416,888

(A)	Does not reflect 439 RSUs granted to each non-employee director on January 1, 2015 with respect to fourth quarter 2014 service on the board of directors.
(B)

Represents RSUs that are immediately vested upon grant. Directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis. The market value is based on the closing price for Reis common stock of $26.17 per share on December 31, 2014.

Director and Officer Indemnification

Reis’s bylaws provide that, to the maximum extent permitted by the Maryland General Corporation Law, Reis will indemnify, and will advance or reimburse, for expenses (including attorneys’ fees) related to a determination of liability for any individual (1) who is or was a director or officer of Reis and/or any of its subsidiaries and is subject to liability by reason of his or her service in that capacity or (2) who, while a director of Reis, serves or has served at Reis’s request as a director, officer, partner, trustee, manager or member for another entity and is subject to liability by reason of his or her service in that capacity. In addition, each named executive officer’s employment agreement with the Company provides for indemnification of the officer to the fullest extent authorized by applicable law.

Independent Directors

The Company’s board of directors was comprised of five directors at December 31, 2014. The board of directors has determined that the following directors were independent directors under the listing standards of the NASDAQ Stock Market during 2014 and remain independent as of the date of this proxy statement: Messrs. Clarke, Mitchell and Vielehr.

Related Party Transactions

Reis’s Code of Ethics provides that it is the policy of the Company to avoid situations that create an actual or potential conflict between a director’s, officer’s or employee’s personal (or business) interests and the interests of Reis. Further, if a director, officer or employee (or a family member) has a financial or employment relationship with a competitor, supplier or potential supplier, the Code of Ethics requires the disclosure of such information to Reis’s general counsel and/or Chief Financial Officer. In accordance with the policies set forth in the Code of Ethics, the practice of the general counsel and the Chief Financial Officer is to bring all situations involving an actual or potential conflict of interest to the attention of the board of directors, which then reviews the matter. The standard applied by the board of directors seeks to ensure that the terms of any related party transaction are at least arm’s length and otherwise fair, reasonable and in the best interests of Reis.

The Audit Committee is responsible for reviewing and approving all related party transactions from time to time. The Company’s accounting staff is primarily responsible for identifying potential related party transactions and for determining whether such transactions should be brought to the Audit Committee. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction. As required by SEC rules, we would disclose in this section any material related party transactions (none are required to be disclosed in this proxy statement), as well as other transactions deemed to be potentially relevant to stockholders. In addition, Reis discloses transactions with affiliates and related party transactions, as appropriate, in the footnotes to its financial statements.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Messrs. Clarke and Vielehr, each of whom is a non-employee director. Both Messrs. Clarke and Vielehr were Compensation Committee members for all of 2014. During 2014, neither of the members of the Compensation Committee were officers or employees of Reis or any of its subsidiaries. During 2014, none of Reis’s executive officers served as a director or compensation committee member of any entity for which a Compensation Committee member of Reis was an executive officer or director.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of Reis common stock by each director of Reis, by each executive officer of Reis, by all directors and executive officers of Reis as a group and by each person known by Reis to be the beneficial owner of more than 5% of Reis’s outstanding common stock as of April 1, 2015 (except as otherwise noted). Each person named in the table has sole voting and investment power with respect to all shares of Reis common stock shown as beneficially owned by such person, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class (2)

Directors and Executive Officers:
Lloyd Lynford (3)	1,335,400	11.8%
Jonathan Garfield (4)	954,549	8.4%
William Sander (5)	255,402	2.2%
Mark P. Cantaluppi (6)	151,859	1.3%
M. Christian Mitchell (7)	6,900	*
Thomas J. Clarke Jr. (8)	6,654	*
Byron C. Vielehr (8)	—	—
All directors and executive officers as a group - 7 persons (9)	2,710,764	23.2%

5% Holders:(10)
Dimensional Fund Advisors LP (11) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	903,673	8.0%
Nine Ten Partners LP and affiliates (12) 12600 Hill Country Blvd., Suite R-230 Austin, TX 78738	859,552	7.7%
Sammons Enterprises, Inc. Employee Stock Ownership Trust and affiliates (13) 801 Warrenville Road, Suite 500 Lisle, IL 60532 or, c/o Sammons Enterprises, Inc. 5949 Sherry Lane Suite 1900 Dallas, TX 75225-6553	636,815	5.7%
Concept Asset Management (14) 1010 Franklin Avenue, Suite 303 Garden City, NY 11530	598,800	5.3%

*	Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.

(2)

Percentages with respect to each person or group of persons have been calculated on the basis of 11,228,905 shares of Reis common stock outstanding on April 1, 2015, plus, in each case, the number of shares of Reis common stock which such person or group of persons has the right to acquire within 60 days after April 1, 2015 by the exercise of stock options or the vesting of RSUs.

(3)

Includes 125,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of April 1, 2015. Does not include 43,928 shares of common stock issuable with respect to RSUs that may vest at a later date.

(4)

Includes 100,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of April 1, 2015. It also includes 36,093 shares held in the Jonathan Garfield Family Trust. The reporting person’s wife is the trustee of the trust and certain relatives of the reporting person are beneficiaries of the trust. The reporting person disclaims beneficial ownership of these securities. Does not include 34,452 shares of common stock issuable with respect to RSUs that may vest at a later date.

(5)

Includes 150,000 shares of common stock issuable upon the exercise of stock options that were exercisable within 60 days of April 1, 2015. Does not include 18,952 shares of common stock issuable with respect to RSUs that may vest at a later date.

(6)

Includes 75,000 shares of common stock issuable upon the exercise of stock options that were exercisable within 60 days of April 1, 2015. Does not include 10,182 shares of common stock issuable with respect to RSUs that may vest at a later date.

(7)

Does not include 43,718 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(8)

Does not include 16,817 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(9)	Includes the shares of common stock referred to in footnotes (3) through (8) above.

(10)	This information is based solely upon our review of the most recent filings of Schedule 13D or 13G and Form 3, 4 or 5.

(11)

Based on information contained in the Schedule 13G/A filed on February 5, 2015 by and on behalf of Dimensional Fund Advisors LP (“DFA”) with respect to 917,996 shares of common stock beneficially owned by DFA as of December 31, 2014. According to the Schedule 13G/A, DFA has sole voting power with respect to 903,673 shares of common stock and sole dispositive power with respect to 917,996 shares of common stock. DFA is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, DFA and its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over shares of common stock owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds. However, all shares of common stock reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of common stock.

(12)

Based on information contained in the Schedule 13G/A filed jointly on February 18, 2015 by and on behalf of Nine Ten Partners LP (“Nine Ten”), Nine Ten Capital Management LLC (“NTCM”), Brian Bares, James Bradshaw, and Russell Mollen with respect to 859,552 shares of common stock owned by Nine Ten as of December 31, 2014. According to the Schedule 13G/A, NTCM does not directly own any shares of common stock. However, as the investment adviser of Nine Ten, NTCM may be deemed to beneficially own the 859,552 shares owned by Nine Ten. In addition, Messrs. Bares, Bradshaw and Mollen are control persons of Nine Ten GP LP, the General Partner of Nine Ten. According to the Schedule 13G/A, Nine Ten and the other filers of the Schedule 13G/A referenced above have sole voting and dispositive power with respect to the 859,552 shares of common stock.

(13)

Based on information contained in the Schedule 13G jointly filed on February 14, 2014 by and on behalf of Sammons Enterprises, Inc. Employee Stock Ownership Trust (“SEI ESOT”), Sammons Enterprises, Inc. (“SEI”), of which 100.0% of its outstanding capital stock is owned of record by the SEI ESOT, Consolidated Investment Services, Inc. (“CIS”), a direct wholly-owned subsidiary of SEI, Sammons Equity Alliance, Inc. (“SEA”), a direct wholly-owned subsidiary of CIS, Compatriot Capital, Inc. (“CCI”), a direct wholly-owned subsidiary of SEA, and Paul E. Rowsey, III, a director and chief executive officer of CCI, with respect to 636,815 shares of common stock directly owned by CCI and 1,254 shares of common stock directly owned by Mr. Rowsey, in each case as of December 13, 2013. SEI ESOT, SEI, CIS, SEA and CCI has shared voting and dispositive power over 636,815 shares of common stock. Mr. Rowsey has sole voting and dispositive power over 1,254 shares of common stock. Mr. Rowsey, by virtue of his positions with CCI may be deemed to beneficially own the 636,815 shares of common stock of the Company directly owned by CCI. Mr. Rowsey disclaimed beneficial ownership of 636,815 shares directly owned by SEI, SEI ESOT, CIS, SEA and CCI. SEI, SEI ESOT, CIS, SEA and CCI disclaimed beneficial ownership of 1,254 shares directly owned by Mr. Rowsey.

(14)

Based on information contained in the Schedule 13G filed on February 10, 2015 by and on behalf of Concept Asset Management, a division of Concept Capital Markets, LLC (“CAM”), with respect to 598,800 shares of common stock beneficially owned by CAM as of December 31, 2014. According to the Schedule 13G, CAM has shared dispositive power over 598,800 shares of common stock. CAM is a registered investment adviser under the Investment Advisers Act of 1940. CCM is also registered as a broker-dealer with the SEC, as an Introducing Broker with the CFTC, a member of FINRA and a member of NFA. In its role as investment adviser, CAM possesses discretionary investment authority to determine the identity and amount of securities to be bought and sold, including the securities reported in this schedule. All shares of common stock reported in the Schedule 13G are owned by various clients, who have retained sole proxy voting authority over all of the shares. However, CAM has sole authority to dispose of the shares as appropriate. The clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. The filing of the Schedule 13G should not be construed as an admission that CAM or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any purpose other than filings required to be made under Section 13(d) of the Securities Exchange Act of 1934 and related rules. Mr. Andrew Wiener, one of the portfolio managers of the CAM Samjo Investment Program (“SI”), is also the sole Managing Member of Samjo Capital, LLC and Samjo Management, LLC which serve as the General Partner and Management Company, respectively, of Samjo Partners, LP, an investment partnership (hedge fund) and HAFF Partners LP, a family investment partnership, both of which employ investment strategies that are similar to those employed in the CAM SI program. Mr. David Drucker is one of the portfolio managers of the CAM SI program. Mr. Drucker shares investment discretion with Mr. Wiener with respect to the decision to invest client accounts of CAM SI in shares of Reis. Mr. Adam Fisher is one of the portfolio managers of the CAM SI program. Mr. Fisher also shares investment discretion with Mr. Wiener with respect to the decision to invest client accounts of CAM SI in shares of Reis.

Proposal 1

Election of Directors

Reis’s board of directors currently consists of five directors, of which three are independent directors under the current listing standards of the NASDAQ Stock Market. The board of directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.

The nominees for election at the 2015 annual meeting to serve for a term expiring at the 2018 annual meeting of stockholders and when their respective successors have been duly elected and qualified are Jonathan Garfield and Byron C. Vielehr.

If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. Alternately, the board of directors may adopt a resolution to reduce the size of the board. The board of directors has no reason to believe that the person named will be unable or unwilling to serve. Messrs. Garfield and Vielehr are not being proposed for election pursuant to any agreement or understanding between any such person and Reis.

The board of directors recommends a vote “FOR” the election of Jonathan Garfield and Byron C. Vielehr.

Information regarding the nominees for election at the annual meeting, the continuing directors whose terms expire in 2016 and 2017 and Reis’s executive officers is provided below. The age indicated in each individual’s biography is as of April 1, 2015.

Nominees for Election

The following individuals have been nominated for election as a director for a term to expire at the 2017 annual meeting of stockholders and when their respective successors have been duly elected and qualified:

Jonathan Garfield, age 58, has been Executive Vice President and a director of Reis since Reis’s founding by Mr. Lloyd Lynford and Mr. Garfield in 1980. He created the initial applications and the database which contains Reis’s time series data on the property, neighborhood and metropolitan levels. Mr. Garfield led the initial transition to electronic delivery of Reis’s information products by managing the design, production, testing and maintenance of Reis’s flagship product, Reis SE. He oversaw Reis’s corporate reporting, including legal, accounting, audit, tax and financing issues until May 2007. Mr. Garfield graduated cum laude from Pomona College. Reis’s board of directors has concluded that Mr. Garfield should serve on the board based on his extensive experience in information management, database technology and analytical product development, as well as with the real estate markets, developed in his over 30 years with Reis.

Byron C. Vielehr, age 51, has been a director of Reis since September 2010. Mr. Vielehr is Group President of the Depository Institution Services Group at Fiserv, Inc. In this role Mr. Vielehr oversees the company’s domestic account processing businesses, which serve banks, thrifts and credit unions. Mr. Vielehr has more than 25 years of technology and financial services experience. Prior to joining Fiserv in 2013, he served as President of International and Global Operations for Dun & Bradstreet (D&B), where he was responsible for all D&B businesses outside of North America and led operations globally. During his tenure at D&B, which began as Chief Information Officer in 2005, Mr. Vielehr held a succession of senior executive positions, including leadership of its North American business, Global Risk Management Solutions, and D&B Sales and Marketing Solutions. Prior to joining Dun & Bradstreet, Mr. Vielehr was President and Chief Operating Officer of Northstar Systems International, Inc., an enterprise wealth management technology solutions provider, and previously was Chief Technology Officer of various units of Merrill Lynch, a leading investment bank. He received a bachelor’s degree from Drexel University and a master’s degree in business administration from the University of Pennsylvania’s Wharton School. Reis’s board of directors has concluded that Mr. Vielehr should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

Directors Continuing in Office

The following directors have terms ending in 2016:

Thomas J. Clarke Jr., age 58, has been a director of Reis since September 2010. Mr. Clarke has served as the Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, he served as Chief Executive Officer of TheStreet.com, Inc., a financial media company. From 2002 through 2008, Mr. Clarke also served as Chairman of TheStreet.com. From 1998 through 1999, he served as President of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to Chief Executive Officer from 1992 through the company’s sale in 1998. From 1980 through 1984, he served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a bachelor of science degree in marketing from St. John’s University and a master’s degree in business administration from Hofstra University. Reis’s board of directors has concluded that Mr. Clarke should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

M. Christian Mitchell, age 60, has been a director of Reis since May 2007. Mr. Mitchell has been a member of the board of directors of Special Value Opportunities Fund, LLC, a closed-end SEC registered investment company, since 2004, where he is also the designated financial expert and Chairman of the audit committee, as well as a member of the transaction committee. Mr. Mitchell is Vice Chairman of Marshall & Stevens, Inc., a national valuation consulting firm, where he has served on the board of directors since December 2008. He has also served as a member of the board of directors of Grandpoint Capital, a bank holding company located in Los Angeles, since March 2010, where he is Chairman of the audit and risk committee and Lead Independent Director. Since May 2012, Mr. Mitchell has served as a director of Western Asset Mortgage Capital Corporation, a public mortgage REIT, where he is Chairman of the audit committee and a member of the compensation and nominating and corporate governance committees and Lead Independent Director. Beginning in 2013, Mr. Mitchell became a director of Parsons Corp., an employee stock ownership plan, or ESOP, owned engineering, construction, technical and professional services firm. At Parsons, he is Chairman of the audit committee and a member of the nominating and corporate governance and executive committees. In 2013, Mr. Mitchell also became a member of the board of directors of Stearns Holdings, LLC, a leading private independent mortgage company. At Stearns he is Chairman of the Audit Committee and a member of the Compensation Committee. Previously, Mr. Mitchell served as a member of the board of directors of two multi-billion dollar bank holding companies – one public and one private equity-sponsored. He served as Chairman of the audit committees for both companies, and as a member of various committees of each company, including the risk, planning, compliance and nominating and corporate governance committees. Mr. Mitchell has also served as Chairman of the National Association of Corporate Directors (“NACD”), Southern California Chapter, since 2013 and previously served as President since 2007. He is also designated as an NACD Board Leadership Fellow. In 2011 and 2012, Mr. Mitchell was named one of the “100 Most Influential People in Corporate Governance” by Directorship magazine. He was an adjunct Accounting Professor at the University of Redlands from 2006 through May 2010 and has been a guest lecturer since May 2010. Mr. Mitchell was with the accounting firm Deloitte & Touche LLP from 1977 to 1985 and 1987 to 2003, and served as the National Managing Partner, Mortgage Banking/Finance Companies Practice, from 2001 to 2003. Mr. Mitchell graduated summa cum laude from the University of Alabama. Reis’s board of directors has concluded that Mr. Mitchell should serve on the board based on his extensive accounting and finance, banking and real estate finance, and corporate governance experience.

The following director has a term ending in 2017:

Lloyd Lynford, age 59, has been President, Chief Executive Officer and a director of Reis since Reis’s founding by Mr. Lynford and Mr. Jonathan Garfield in 1980. Mr. Lynford served on the board of the Real Estate Research Institute from 1993 to 1997 and served as its President from 1996 to 1997. He has lectured at The Wharton School, Berkeley, MIT, New York University, Columbia University, and Cambridge University. Mr. Lynford graduated magna cum laude from Brown University. Mr. Lynford currently is on the board of directors of The Center for Fiction in New York and Paradigm Tax Group. Reis’s board of directors has concluded that Mr. Lynford should serve on the board based on his extensive expertise in commercial real estate markets and in developing and marketing analytical products to decision makers in the real estate capital markets.

Executive Officers

In addition to Mr. Lynford and Mr. Garfield, whose biographies are included above, the following individuals serve as executive officers of Reis:

Mark P. Cantaluppi, age 44, has been Vice President (since November 1999) and Chief Financial Officer (since March 2006) of Reis (including its public company predecessor, Wellsford Real Properties, Inc. (“Wellsford”)). Previously, Mr. Cantaluppi was Chief Accounting Officer and Director of Investor Relations of Wellsford since December 2000. He joined Wellsford in November 1999 as Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999, he was the Assistant Controller of Vornado Realty Trust, a diversified REIT. From 1993 to 1998, Mr. Cantaluppi worked for Ernst & Young LLP, a public accounting firm, where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cantaluppi graduated cum laude from Villanova University.

William Sander, age 48, has been Chief Operating Officer of Reis Services (or its predecessor) since 2001, and President of Reis Services since March 2013. Mr. Sander has overall responsibility for the day-to-day operations of Reis Services and supervision of all departments within Reis Services. Prior to joining Reis, Mr. Sander was a Senior Vice President of Product Management for Primark Corporation, a company that provides content and software to the financial services industry. Mr. Sander is a graduate of Marietta College.

Proposal 2

Approval of an Advisory Resolution on Executive Compensation

The board of directors recommends that you vote “FOR” the approval of an advisory resolution on executive compensation, as disclosed in this proxy statement.

We are asking stockholders to approve, on an advisory basis, a resolution on the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the regulations under the Exchange Act. This advisory resolution is commonly referred to as the “Say on Pay” vote. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	link executive compensation with the achievement of overall corporate goals;

•	encourage and reward superior performance; and

•	assist the Company in attracting, motivating and retaining talented executive officers.

Our executive compensation program, which covers our named executive officers, has a number of features designed to promote these objectives and is designed to motivate our executives to successfully manage and grow our business.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as review the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of Reis, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the board of directors. Although non-binding, the board of directors and the Compensation Committee will review and consider, among other factors, the voting results when making future decisions regarding our executive compensation program. The board of directors has adopted a policy providing for a “Say on Pay” advisory vote to be conducted annually. Accordingly, the next “Say on Pay” vote will occur in 2016.

Proposal 3

Ratification of the Appointment of the

Independent Registered Public Accounting Firm

Reis’s independent registered public accounting firm for the fiscal year ended December 31, 2014 was Ernst & Young LLP. Reis’s Audit Committee has appointed Ernst & Young LLP to continue as the independent registered public accounting firm for Reis for the fiscal year ending December 31, 2015. If stockholders do not ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, the board of directors may consider another independent registered public accounting firm.

A representative of Ernst & Young LLP will be present at the annual meeting, either in person or by teleconference. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

The board of directors recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Reis.

Audit and Non-Audit Fees

The following table sets forth the fees billed to Reis for the years ended December 31, 2014 and 2013 by Ernst & Young LLP:

	2014	2013

Audit fees (A)	$422,150	$416,650
Audit-related fees	—	—
Tax fees (B)	49,430	53,500
All other fees	—	—

	$471,580	$470,150

(A)

Consists of fees billed for professional services, including out-of-pocket expenses, rendered for (i) the audit of Reis’s annual financial statements for the years ended December 31, 2014 and 2013, and (ii) the reviews of the financial statements included in Reis’s quarterly reports on Form 10-Q during 2014 and 2013.

(B)

Fees are for tax return preparation for the years ended December 31, 2013 and 2012, billed to the Company in 2014 and 2013, respectively. The 2013 period also included fees for prior year amended tax returns and tax advisory services.

Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider specific engagements on a case-by-case basis and approve them, if appropriate.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members to whom authority is delegated. The member or members to whom such authority is delegated are required to report any specific approval of services at the Audit Committee’s next regular meeting.

During the years ended December 31, 2014 and 2013, all fees set forth above were approved by the Audit Committee.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Audit Committee will not be incorporated by reference into any such filings.

Reis’s management is responsible for Reis’s internal control over financial reporting. The Audit Committee oversees Reis’s internal control over financial reporting on behalf of the board of directors. The independent registered public accounting firm is responsible for performing an independent audit of Reis’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”), as well as Reis’s internal control over financial reporting.

The Audit Committee met seven times during 2014 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Reis’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on auditing standards No. 61, as amended (AICPA, Professional Standards, Volume 1 AU Section 388), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm the firm’s independence from Reis and its management.

The Audit Committee discussed with Reis’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their annual examination and their procedures with respect to the Company’s quarterly financial statements, their consideration of Reis’s internal control over financial reporting, and the overall quality of Reis’s financial reporting process. The Audit Committee also approved the professional (including non-audit) services provided by the independent registered public accounting firm, considered the range of audit and non-audit fees, reviewed any related party transactions and reviewed and approved the issuance of the quarterly financial statements and disclosures in Reis’s quarterly reports on Form 10-Q during 2014 and the year end financial statements and disclosures in Reis’s annual report on Form 10-K for the year ended December 31, 2014, in each case before such document was filed with the SEC.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Reis’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Reis’s financial statements with GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Reis’s financial statements are presented in accordance with GAAP, that the audits of Reis’s financial statements and internal control over financial reporting have been carried out in accordance with the standards of the PCAOB or that Reis’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in Reis’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC on March 5, 2015. The annual report on Form 10-K, including the financial statements recommended by the Audit Committee, was distributed to the board of directors and each director authorized filing of the annual report by executing the signature page thereto.

The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as Reis’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Audit Committee of the Board of Directors of Reis, Inc.

M. Christian Mitchell, Chairperson

Thomas J. Clarke Jr.

Byron C. Vielehr

Executive Compensation

Summary Compensation Table

The following table presents compensation for the Company’s named executive officers including our principal executive officer (Mr. Lynford), our principal financial officer (Mr. Cantaluppi) and our two other most highly compensated executive officers as of December 31, 2014, the most recently completed fiscal year (Messrs. Garfield and Sander).

Name and Principal Position	Year	Salary ($)(A)	Bonus ($)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)(D)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(E)	Total ($)

Lloyd Lynford Chief Executive Officer & President	2014	$450,000	$—	$450,000	$—	$424,494	$—	$5,200	$1,329,694
	2013	$425,000	$—	$400,000	$—	$327,120	$—	$29,542	$1,181,662
	2012	$400,000	$—	$400,000	$—	$314,510	$—	$5,000	$1,119,510

Jonathan Garfield Executive Vice President	2014	$415,000	$—	$350,000	$—	$260,985	$—	$5,200	$1,031,185
	2013	$407,500	$—	$325,000	$—	$201,741	$—	$28,633	$962,874
	2012	$400,000	$—	$325,000	$—	$224,650	$—	$5,000	$954,650

William Sander
President & Chief Operating Officer of Reis Services	2014	$341,000	$—	$200,000	$—	$253,049	$—	$5,200	$799,249
	2013	$333,000	$—	$150,000	$—	$198,623	$—	$5,100	$686,723
	2012	$325,000	$—	$150,000	$—	$213,418	$—	$5,000	$693,418

Mark P. Cantaluppi Vice President, Chief Financial Officer	2014	$300,000	$—	$105,000	$—	$231,797	$—	$5,200	$641,997
	2013	$282,500	$—	$90,000	$—	$177,704	$—	$5,100	$555,304
	2012	$265,000	$—	$90,000	$—	$179,720	$—	$5,000	$539,720

(A)

Includes base salary for all periods presented as reflected in the respective named executive officers’ employment agreements. The 2013 amounts reflect the base salary for the period January 1 to June 30 at the annual rate as reflected in the 2010 employment agreements and for the period July 1 to December 31 at the annual rate as reflected in the 2013 employment agreements.

(B)

Represents the grant date fair market value of RSUs granted to each named executive officer. The grant date fair market value of the RSUs used to calculate these amounts is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.

•

For Mr. Lynford, the 2014 amount includes 24,821 RSUs granted in February 2014, which vest ratably over three years (the “2014 Annual Grant”), the 2013 amount includes 24,691 RSUs granted in February 2013, which vest ratably over three years (the “2013 Annual Grant”) and the 2012 amount includes 39,801 RSUs granted in February 2012, which vest ratably over three years (the “2012 Annual Grant”).

•	For Mr. Garfield, includes 19,305 RSUs from the 2014 Annual Grant, 20,062 RSUs from the 2013 Annual Grant and 32,338 RSUs from the 2012 Annual Grant.
•	For Mr. Sander, includes 11,031 RSUs from the 2014 Annual Grant, 9,259 RSUs from the 2013 Annual Grant and 14,925 RSUs from the 2012 Annual Grant.
•	For Mr. Cantaluppi, includes 5,792 RSUs from the 2014 Annual Grant, 5,556 RSUs from the 2013 Annual Grant and 8,955 RSUs from the 2012 Annual Grant.

The 2014 Annual Grant had a grant date fair value of $18.13 per share; the 2013 Annual Grant had a grant date fair value of $16.20 per share; and the 2012 Annual Grant had a grant date fair value of $10.05 per share.

(C)	No option awards were granted to the named executive officers in any of the years presented.
(D)

Includes non-equity incentive plan compensation and/or performance-based bonuses under the executive officers’ employment agreements. Performance-based bonuses for 2012, 2013 and 2014 were paid in March 2013, February 2014 and February 2015, respectively.

(E)	The following provides greater detail for all other compensation:
•

For Mr. Lynford, all other compensation is comprised of (i) matching contributions into the Company’s 401(k) plan of $5,200 in 2014, $5,100 in 2013 and $5,000 in 2012 and (ii) in 2013, $18,164 paid on his behalf for legal services in connection with his employment agreement negotiation and $6,278 primarily for health related benefits. The 2014 and 2012 amounts do not reflect any perquisites, as the aggregate amount of perquisites in each year was less than $10,000.

•	For Mr. Garfield, all other compensation is comprised of (i) matching contributions into the Company’s 401(k) plan of

$5,200 in 2014, $5,100 in 2013 and $5,000 in 2012 and (ii) in 2013, $18,164 paid on his behalf for legal services in connection with his employment agreement negotiation and $5,369 primarily for health related benefits. The 2014 and 2012 amounts do not reflect any perquisites, as the aggregate amount of perquisites in each year was less than $10,000.

•

For Mr. Sander, all other compensation is comprised of matching contributions into the Company’s 401(k) plan of $5,200 in 2014, $5,100 in 2013 and $5,000 in 2012. The amounts do not reflect any perquisites, as the aggregate amount of perquisites in each year was less than $10,000.

•

For Mr. Cantaluppi, all other compensation is comprised of matching contributions into the Company’s 401(k) plan of $5,200 in 2014, $5,100 in 2013 and $5,000 in 2012. The amounts do not reflect any perquisites, as the aggregate amount of perquisites in each year was less than $10,000.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Reis’s 2015 proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Reis’s Annual Report on Form 10-K for the year ended December 31, 2014 and this proxy statement.

The Compensation Committee of the Board of Directors of Reis, Inc.

Thomas J. Clarke Jr., Chairperson

Byron C. Vielehr

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Reis’s Compensation Committee (the “Committee”) is responsible for designing and maintaining Reis’s executive compensation program consistent with the objectives below. The Committee operates under a written charter approved by the board of directors. For additional information about the Committee’s authority and its ability to delegate its authority, see the section of this proxy statement titled “Corporate Governance – Meetings and Committees of the Board of Directors – Compensation Committee.” The Committee annually establishes and reviews all forms of direct compensation, including base salaries, annual incentive bonuses, and both the terms and types of equity awards, for Reis’s named executive officers. The Committee also reviews certain aspects of compensation for other officers of Reis. Reis’s executive compensation program seeks to:

•	link executive compensation with the achievement of overall corporate goals;

•	encourage and reward superior performance; and

•	assist Reis in attracting, motivating and retaining talented executive officers.

Accordingly, executive compensation is structured so that a significant portion of compensation paid to named executive officers is directly related to Reis’s short-term and long-term performance, thereby aligning the interests of named executive officers with those of Reis’s stockholders. For example, as discussed below, a significant portion of the named executive officers’ opportunities under Reis’s annual cash incentive program is tied to the achievement of revenue and EBITDA growth of the Reis Services segment. EBITDA is defined as earnings (income (loss) from continuing operations) before interest, taxes, depreciation and amortization. Throughout this Compensation Disclosure & Analysis, we refer to our EBITDA, which is a non-GAAP financial measure. For an explanation of how we calculate this measure, please see “Reconciliations of Income from Continuing Operations to EBITDA and Adjusted EBITDA,” beginning on page 29 of Reis’s Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015. The Committee also recognizes that the market for executives in the commercial real estate information services industry is highly competitive, and therefore seeks to provide a competitive total compensation package so that Reis may maintain its leadership position in this industry by attracting, retaining, and motivating executives capable of enhancing stockholder value.

Results of “Say on Pay” Advisory Vote. The Company provided its stockholders with the opportunity to cast an advisory vote on executive compensation (the “Say on Pay proposal”) at the Company’s 2014 annual meeting of stockholders. Approximately 95.6% of the votes cast on the “Say on Pay” proposal at that meeting were voted in favor of the proposal. The Committee believes that this level of support demonstrates stockholders’ support of the Company’s executive compensation program and is consistent with the Committee’s view that the current programs successfully align our named executive officers’ interests with those of stockholders. Therefore, the Committee did not significantly change its approach to the compensation programs being implemented generally, for 2015. The Committee will continue to consider the results of the Company’s “Say on Pay” proposals, among other factors, when making future compensation decisions for the named executive officers.

Determination of Executive Compensation

As part of the compensation review process, consistent with the named executive officers’ employment agreements, the Committee annually reviews and approves each element and the mix of compensation that comprises each named executive officer’s total compensation package. Our Chief Executive Officer makes recommendations to the Committee for each element of compensation awarded to the other named executive officers (including establishment of individual performance goals and broader financial and/or operational goals (“Company-specific goals”) relating to annual cash incentive compensation), but the Committee must approve each element of (and any changes to) a named executive officer’s compensation. The Committee may consider a number of factors in establishing or revising each named executive officer’s total compensation, including individual performance, Reis’s financial performance, external market and peer group practices, current compensation arrangements, certain internal pay equity considerations and long-term potential to enhance stockholder value. Particular factors considered by the Committee with respect to each element of executive compensation are discussed below.

Periodically, the Committee retains independent compensation consulting firms to assist it in gathering benchmarking data and to provide it with information about trends in compensation among comparable companies based on factors such as market capitalization, annual revenues, service offerings and potential competition for talent or business. The Committee believes that comparing the compensation of each of the named executive officers with executives in comparable positions at these peer companies supports the Committee’s goal that the total compensation provided to Reis’s named executive officers is set at an appropriate level to reward, attract and retain top performers over the long-term. In general, the Committee currently believes that compensation is competitive if it falls between the 50th and 75th percentiles of the peer company data provided by the compensation consultant, as discussed below. The Committee assesses each element of the compensation program within the whole, however, and may target certain elements of executive compensation at different levels depending on Reis’s current goals, individual achievement and internal pay equity considerations, as discussed in more detail below. Changes to different elements may result in target compensation being higher or lower than the 50th to 75th percentile of peer company data. Where peer company data is not available, the Committee reviews individual responsibility and performance, prior compensation, external market and competitive practices, including survey data, and certain internal pay equity considerations when setting an executive officer’s compensation.

2013 Engagement of Independent Compensation Consultant.  The Committee engaged Exequity in December 2012, in connection with the negotiation of new three year employment agreements with the Company’s named executive officers in 2013. Exequity had also assisted the Committee in connection with the execution of the prior executive employment agreements, which agreements were effective starting in 2010 and expired in June 2013. As part of its 2013 engagement, Exequity provided peer data, assessed the competitiveness of Reis’s executive compensation program and identified potential modifications based on market practices and trends, Reis’s business priorities, structure and growth expectations, and the views of management and the Committee. Because the named executive officers’ employment agreements were entered into in June 2013, the Committee’s compensation decisions with respect to the named executive officers took effect at that time.

Exequity reported directly to the Committee through the Committee chairperson when performing the executive compensation studies and, at the direction of the Committee chairperson, also worked directly with Reis’s management to develop materials and proposals with respect to named executive officer compensation. In the future, the Committee plans at its discretion to retain Exequity or another consulting firm, from time to time, to update or perform new studies to be used in connection with its executive compensation decisions.

The following is the list of peer companies selected and approved by the Committee in 2013, based upon the recommendation of Exequity, as comparable to Reis in terms of market capitalization and annual revenues, and in terms of service offerings and potential competition for talent or business:

• Autobytel Inc.	• TheStreet, Inc.
• CoStar Group, Inc.	• Travelzoo Inc.
• Local Corporation	• Zillow, Inc.
• LoopNet, Inc. (now part of CoStar)	• Zip Realty, Inc.
• Market Leader, Inc.	• Zix Corporation
• Move, Inc.

Where available, the Committee utilized peer company data from the 2013 Exequity study as the primary competitive benchmark when evaluating the appropriate value of the named executive officers’ long-term equity incentive awards for 2013 performance, as this peer company data reflects higher growth companies believed to be more similar to Reis. In addition, the Committee took into account previous equity awards to the respective named executive officers as well as internal pay equity considerations. Exequity’s preliminary findings and recommendations from its 2013 engagement were presented to the Committee in early 2013. This information was utilized by the Committee, in part, to determine compensation levels set forth in the named executive officers’ employment agreements entered into in June 2013, the terms of which are described in the section of this proxy statement titled “Other Compensation Matters — Employment Agreements.” As the June 2013 employment agreements have set the compensation for each of the named executive officers through June 2016, there was no need for additional engagement of Exequity related to 2014 and 2015 compensation decisions.

Elements of the Compensation Program

Reis’s executive compensation program consists primarily of base salary, annual cash bonuses and an annual equity award. Each of these components is discussed in further detail below. Overall, Reis strives to motivate its executives with straightforward, transparent and competitive compensation arrangements intended to reward excellent individual and corporate performance and enhance stockholder value. Additionally, our named executive officers are eligible to receive Company-paid matching contributions to their 401(k) plan accounts, as well as health insurance and other welfare benefits that are generally available to Reis’s employees.

Three year employment agreements were entered into with each named executive officer in June 2013, which were approved by the Committee at the time of execution, and became effective on July 1, 2013. These agreements replaced prior agreements entered into in 2010. We believe that it is beneficial to have employment agreements because they set forth the terms under which the executive officers are employed and provide the Company with protection from competition and solicitation of clients or customers by our named executive officers for periods of time following termination of their employment with Reis. The employment agreements also include terms regarding annual base salary and target bonus levels, as well as severance payments in the event a termination of employment occurs under certain circumstances.

Base Salaries.  Base salaries provide a minimum, fixed level of cash compensation for the named executive officers. Salary levels are reviewed annually by the Committee. In establishing salary levels, the Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of other executives within Reis, market data on base salary and total compensation levels (including Exequity peer group data) and current market conditions. The named executive officers’ 2013 employment agreements set minimum base salaries for each named executive officer. The following table shows the named executive officers’ 2014 annual base salaries:

Name	Title	2014 Annual Base Salary

Lloyd Lynford	CEO & President	$450,000
Jonathan Garfield	Executive Vice President	$415,000
William Sander	President & COO, Reis Services	$341,000
Mark P. Cantaluppi	Vice President & CFO	$300,000

Annual Cash Incentive Program.  The Committee administers an annual cash incentive program under which Reis’s named executive officers may earn a cash incentive bonus based on a fixed target percentage of base salary during the fiscal year, if individual and corporate performance objectives for the fiscal year are achieved. At the beginning of each year, the Committee establishes individual and Company-specific goals for each named executive officer, based upon recommendations from the Chief Executive Officer for the other named executive officers and by the Committee solely as it relates to the Chief Executive Officer. The Committee determines the target percentages of base pay for each named executive officer based on market and competitive conditions, peer company practices, and internal pay equity considerations. The named executive officers’ employment agreements executed in 2013 set target bonus opportunity levels for each named executive officer, which remained unchanged for the 2014 performance period. The Committee also determines the weighting of the various individual and Company-specific goals, based upon position and functional accountability and responsibility, as well as, for the other named executive officers, recommendations from the Chief Executive Officer; the Committee is solely responsible for determining the weighting of the various individual and Company-specific goals for the Chief Executive Officer. The weighting of the various individual and Company-specific goals may vary among the named executive officers and are subject to change from year to year. The Committee seeks to establish performance goals that are challenging but realistic given the expected operating environment at the time they are established. These performance goals are intended to focus named executive officers on achieving such Company-specific goals. After the completion of each year, the Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonuses to be paid to the named executive officers.

The Company’s annual cash incentive program is administered pursuant to the 2013 Annual Plan. The 2013 Annual Plan was adopted and approved by stockholders at the 2013 Annual Meeting and took effect with respect to annual cash incentive compensation in 2014.

In the Committee’s view, the use of annual performance-based cash incentive bonuses creates a direct link between executive compensation and individual and corporate performance. The 2014 annual cash incentive plan provided each named executive officer with the potential to earn an aggregate award up to 177.5% of his target for exceptional performance as measured against pre-established metrics and goals, each of which is discussed below. The following table shows each named executive officer’s 2014 target cash incentive bonus and the percentage of base salary at the new annual base pay rates, as established in each respective named executive officer’s employment agreement entered into in June 2013.

Name	Title	Target % of Base Salary Per Contract	2014 Target Cash Incentive Bonus Per Contract

Lloyd Lynford	CEO & President	75%	$337,500
Jonathan Garfield	Executive Vice President	50%	$207,500
William Sander	President & COO, Reis Services	59%	$201,190
Mark P. Cantaluppi	CFO & Vice President	60%	$180,000

Each named executive officer may earn an incentive bonus equal to, greater than or less than the target percentage of his base salary depending on whether the individual and Reis achieve the specified performance objectives. These objectives include Company-specific goals, as well as individual qualitative performance goals. In prior years, the Committee selected Company-specific financial goals based on: (1) revenue of the Reis Services segment; and (2) EBITDA of the Reis Services segment. These Company-specific financial goals were selected by the Committee because it believed that revenue and EBITDA effectively measured stockholder value and therefore payments awarded as a result of positive performance would reward each of the named executive officers for increasing stockholder value and would be effective in aligning each of the named executive officer’s interests with those of our stockholders.

The individual performance goals established for the named executive officers at the beginning of each year are strategic and leadership goals tailored to the individual’s position and focused on Reis’s strategic initiatives. The individual goals assist the Committee in assessing the named executive officer’s individual performance in key areas that help drive Reis’s operating and financial results. The use of both Company-specific and individual goals advances Reis’s executive compensation philosophy that individual executives be held accountable for both Reis’s overall performance and their own individual performance.

Performance goals and the weighting given to each objective may change in the Committee’s discretion from year to year. The measures and the relative weighting of individual and Company-specific goals for each of the named executive officers are reviewed by the Committee annually at the beginning of the respective year. The Chief Executive Officer proposes to the Committee, for its consideration, changes to the measures and the weighting of the performance goals based on Reis’s current strategic initiatives and goals.

2014 Annual Cash Incentive Awards. The Committee takes action within the first 90 days of each year, to set applicable performance targets and criteria, with the intention that compensation paid under the annual cash incentive plan is eligible to qualify as “performance-based” compensation not subject to limitations on deductibility under Code Section 162(m). See “Other Compensation Matters—Policy on Deductibility of Compensation.”

In March 2014, the Committee established performance metrics for each individual and utilized the target bonus levels as established for each named executive officer with their respective June 2013 employment agreements. Additionally in March 2014, the Committee established weightings of the components of the performance criteria identical to those in place for 2013 awards. These weightings continued to place more emphasis on the revenue objective, which reflected Reis’s continuing emphasis in 2014 on revenue growth. The relative weightings of individual performance goals for each of the named executive officers for 2014, as established in March 2014, are set forth in the table below:

		Allocation Among Objectives
Name	Title	Revenue Objective as a % of Target Award	EBITDA Objective as a % of Target Award	Individual Goals Objective as a % of Target Award

Lloyd Lynford	CEO & President	40%	30%	30%
Jonathan Garfield	Executive Vice President	40%	30%	30%
William Sander	President & COO, Reis Services	40%	30%	30%
Mark P. Cantaluppi	Vice President & CFO	40%	30%	30%

In December 2014, the Committee confirmed the following: (1) it would utilize the performance goals and criteria for calendar 2014, as established in March 2014; and (2) that the formula for payout would not be subject to discretionary reduction or elimination.

The following table shows each named executive officer’s annual 2014 minimum, target, and maximum awards, which are expressed as a percentage of his actual 2014 base salary. The target as a percentage of base salary used in this and the next table reflects the 2014 target cash incentive bonus amounts per contract as a percentage of the actual 2014 base salary.

Name	Title	Minimum	Target	Maximum

Lloyd Lynford	CEO & President	0%	75%	177.5%
Jonathan Garfield	Executive Vice President	0%	50%	177.5%
William Sander	President & COO, Reis Services	0%	59%	177.5%
Mark P. Cantaluppi	Vice President & CFO	0%	60%	177.5%

The following table shows, for each named executive officer, the 2014 target bonus as a percentage of base salary, the actual award as a percentage of target, the actual award as a percentage of base salary and the amount of the actual award. In February 2015, the Committee reviewed each named executive officer’s individual achievements and the performance of the Company relative to the goals and targets for 2014 and approved the performance based cash awards based upon the Committee’s previously established criteria and formulas. A description of 2014 performance compared to the individual performance and Company-specific goals follows the table.

Name	Title	Target as a % of Base Salary	Actual Award as a % of Target	Actual Award as a % of Base Salary	Actual Cash Award ($)

Lloyd Lynford	CEO & President	75%	125.8%	94.3%	$424,494
Jonathan Garfield	Executive Vice President	50%	125.8%	62.9%	$260,985
William Sander	President & COO, Reis Services	59%	125.8%	74.2%	$253,049
Mark P. Cantaluppi	Vice President & CFO	60%	128.8%	77.3%	$231,797

Revenue Objectives for 2014.  The 2014 revenue objective for each named executive officer was $39,929,251 in subscription revenue from the Reis Services segment (“revenue”). Named executive officers were eligible to receive between 0% and 200% credit for the revenue component of their annual cash incentive, depending upon actual revenue achieved for 2014. If revenue was equal to the objective, the named executive officers would receive 100% credit for the revenue component of the goals. If revenue was equal to 92.6% of the objective, the named executive officers would receive 75% credit for the revenue component of the goals, while the named executive officers would not receive any credit towards the revenue component of the goals if the revenue earned was below 92.6% of the objective. If revenue was equal to 108.7% of the objective, the named executive officers would receive 200% credit for the revenue component of the goals, while revenue above 108.7% of the objective would not increase the percentage credited for that component of the award above 200%. If actual annual revenue fell between 92.6% and 108.7% of the revenue objective, the named executive officers would receive a corresponding percentage (between 75% and 200%) of credit for the revenue component of the goals. The percent credited for the revenue component of the goals is then multiplied by the weighting applicable to the revenue component of the cash incentive award. All of these criteria and formulas were established by the committee in March 2014.

Revenue Results for 2014.  Reis’s revenue for 2014 was $41,335,155, and each of the named executive officers received credit for achievement of actual revenue at 140.5%.

EBITDA Objectives for 2014.  The 2014 EBITDA objective for each named executive officer was $16,166,702 in EBITDA for the Reis Services segment. Named executive officers are eligible to receive between 0% and 200% credit for the EBITDA component of their annual cash incentive, depending upon actual EBITDA achieved for 2014. If the EBITDA achieved was equal to the objective, the named executive officers would receive 100% credit for the EBITDA component of the goals. If EBITDA was equal to 92.7% of the objective, the named executive officers would receive 75% credit for the EBITDA component of the goals, while the named executive officers would not receive any credit towards the EBITDA component of the goals if the EBITDA earned was below 92.7% of the objective. If the EBITDA earned was equal to 113.3% of the objective, the named executive officers would receive 200% credit for the EBITDA component of the goals, while EBITDA above 113.3% of the objective would not increase the percentage credited for that component of the award above 200%. If actual annual EBITDA falls between 92.7% and 113.3% of the EBITDA objective, the named executive officers would receive a corresponding percentage (between 75% and 200%) of credit for the EBITDA component of the goals. The percent credited for the EBITDA component of the goals is then multiplied by the weighting applicable to the EBITDA component of the cash incentive award. All of these criteria and formulas were established by the Committee in March 2014.

EBITDA Results for 2014.  Reis’s EBITDA for 2014 was $16,852,000, and each of the named executive officers received credit for achievement of the actual EBITDA at 131.9%.

Individual Goals Objectives for 2014.   Individual performance goals vary by position, functional accountability and responsibility, and may include, among other goals, department-specific financial goals, the development and release of new services, the implementation of geographic and/or service expansion plans, and the implementation of cost control initiatives. For example, as Chief Executive Officer, Mr. Lynford’s 2014 individual performance goals included setting Reis’s strategic direction, implementing the current business plan and acting as the primary voice of Reis on real estate industry issues and with Reis’s investors. Examples of Mr. Garfield’s 2014 individual performance goals included providing strategic support for Reis’s portfolio risk application, overseeing the roll out of Reis’s expansion into the seniors housing and student housing property types, and continuing to improve the quality of Reis’s databases. Examples of Mr. Sander’s 2014 individual performance goals included, among others, managing the development and rollout of Reis’s product initiatives, geographic and product market expansions (which included the May 2014 release of the seniors housing property type), and the establishment of a marketing function. Examples of Mr. Cantaluppi’s 2014 individual performance goals included managing Reis’s liquidity and cash flow, meeting SEC filing deadlines, continuing to reduce Reis’s costs, further improving internal business processes, effectively communicating with Reis’s investor base and analysts, and the devotion of necessary time to Gold Peak recovery efforts. Reis is not disclosing the named executive officers’ detailed individual performance goals because they are based on key short-term operational objectives that would signal Reis’s strategic direction and could be used by competitors to gain insight into market dynamics. Individual goals could also be used by competitors to target recruitment of key personnel.

The Committee sets individual performance criteria for annual cash incentive awards that are challenging but realistic in order to motivate named executive officers to excel and perform at a high level and to focus on overall corporate objectives. Named executive officers are eligible to receive between 0% and 125% credit for the individual performance component of their annual cash incentive depending upon achievement of established goals for 2014. This percentage credit is then multiplied by the weighting applicable to the individual performance component of the cash incentive award. The Committee determines the credit earned for achievement of the individual performance criteria based upon recommendations from the Chief Executive Officer for the other named executive officers and by the Committee solely as it relates to the Chief Executive Officer. The individual performance goals objectives were established in March 2014.

The following table sets forth the percentage of individual performance goals for 2014 achieved by each of the named executive officers, as determined by the Committee in February 2015:

Name	Title	Percentage of Individual Performance Goals Objective Achieved

Lloyd Lynford	CEO & President	100%
Jonathan Garfield	Executive Vice President	100%
William Sander	President & COO, Reis Services	100%
Mark P. Cantaluppi	Vice President & CFO	110%

2015 Annual Cash Incentive Awards. In March 2015 the Committee established performance metrics similar to those used in prior years. The target amounts for cash incentive bonuses for 2015 are unchanged from the 2014 amounts as provided for in each named executive officer’s employment agreement. Revenue and EBITDA of the Reis Services segment will continue to be utilized as the Company-specific goals, with an allocation of 40% and 30%, respectively, combined with the individual performance goal weighting at 30% for 2015. Specific revenue and EBITDA objectives, as well as the formulas for determining the percentage of credit for each component were also approved at that time. Company-specific and individual performance goals were approved and communicated to each named executive officer by March 31, 2015.

Equity Incentive Plan.  The Committee has designed the executive equity incentive compensation program to align executive incentives with long-term stockholder value while recognizing its value in executive retention. The Committee believes that equity-based compensation and executive ownership of Reis’s common stock help support the Committee’s goal that Reis’s named executive officers have a continuing stake in the long-term success of Reis.

Each named executive officer is eligible to receive equity awards under the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Compensation Plan (the “2011 Plan”). The 2011 Plan is an amendment and restatement of the Reis, Inc. 2008 Omnibus Incentive Plan; references in this proxy statement to the 2011 Plan include the 2008 Plan prior to the amendment and restatement. As set forth in more detail below, the Committee currently makes annual grants of equity awards, primarily RSUs, as part of the executive compensation program. The amount of RSUs granted each year is based on individual and Company-specific performance during the prior year, consideration of the value of past equity incentive grants, and internal pay equity considerations. These awards are generally subject to vesting in three annual installments beginning one year after the date of grant. In connection with the 2010 employment agreements, in addition to an annual grant of RSUs, each named executive officer was granted an award of stock options (for Messrs. Lynford and Garfield) or RSUs (for Messrs. Sander and Cantaluppi) at the time of execution of his 2010 employment agreement. There were no additional grants made to any of the named executive officers at the time of the execution of their respective 2013 employment agreements.

The Committee has historically granted RSUs for the annual grants of equity awards because RSUs have value when they vest regardless of the stock price, so they have retention value even in volatile market conditions. The Committee believes that the use of multi-year vesting periods for equity awards (for both stock options and RSUs) emphasizes a longer-term perspective and therefore encourages executive retention. All RSUs vest over three years from the date of grant.

Reis’s executive compensation program, including the long-term equity incentive plan, is subject to change at the Committee’s discretion. The Committee will determine the actual terms of any future grant of RSUs, stock options or other equity awards. The details of Reis’s current long-term incentive program may change in the future to reflect the impact of changes in Reis’s business, executives’ individual performance or new information about trends in compensation among Reis’s peer group.

The values of the annual RSU awards granted to our named executive officers are based on a target award dollar amount, and vary among named executive officers by position depending upon individual responsibility and performance, external market and peer group practices and certain internal pay equity considerations. Consistent with its determinations for executive compensation generally, the Committee has set equity compensation between the 50th and 75th percentile of the peer company data provided by its compensation consultant, where available.

Once the total amount of the award for each named executive officer has been determined by the Committee, the number of RSUs actually granted to a named executive officer is determined using the closing price of Reis’s common stock on the date of approval by the Committee. The grant date of the annual RSUs is the date that the Committee approves the grants. These awards are granted under the 2011 Plan and they vest in equal installments on the first three anniversaries of the date of grant. The fair market value as of the grant date of RSU awards is recognized as compensation expense by the Company over the respective vesting periods of the awards.

Reis does not currently have security ownership requirements or guidelines for its executive officers or directors, although the Committee has the discretion to adopt such ownership requirements in the future. As of April 1, 2015, each of the named executive officers held Reis common stock, excluding stock options and unvested RSUs, with a value that exceeded three times his 2014 annual base salary, calculated using the closing price on April 1, 2015. In addition, as of April 1, 2015, each of Messrs. Lynford and Garfield held Reis common stock, excluding stock options and unvested RSUs, with a value that exceeded twenty-five times his 2014 annual base salary, calculated using the closing price on April 1, 2015.

Reis does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does Reis time the release of material non-public information for the purpose of affecting the value of executive compensation.

Annual Equity Incentive Awards Granted in 2014.  The table below sets forth the annual award values for the annual RSUs granted in February 2014.

Name	Title	2014 Annual RSU Award Values

Lloyd Lynford	CEO & President	$450,000
Jonathan Garfield	Executive Vice President	$350,000
William Sander	President & COO, Reis Services	$200,000
Mark P. Cantaluppi	Vice President & CFO	$105,000

Annual Equity Incentive Awards Granted in 2015.  The table below sets forth the award values for the annual RSUs granted in 2015. As indicated above, the Committee reviewed the amounts in light of Reis’s emphasis on linking executive incentives with long-term stockholder value. The actual long-term equity incentive award values granted to all named executive officers were based upon their 2014 target award value set by the Committee.

Name	Title	2015 Annual RSU Award Values

Lloyd Lynford	CEO & President	$450,000
Jonathan Garfield	Executive Vice President	$350,000
William Sander	President & COO, Reis Services	$200,000
Mark P. Cantaluppi	Vice President & CFO	$105,000

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information for each of Reis’s compensation plans at December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (A)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
1998 Plan	140,516(B)	$ 9.40	—
2011 Plan	519,957(C)	$ 8.88	954,418(D)

	660,473	$ 9.07	954,418(D)
Equity compensation plans not approved by stockholders:
2007 inducement grants	200,000(E)	$ 10.40	—

Total	860,473	$ 9.52	954,418(D)

(A)	The weighted average exercise price does not take into account the shares issuable upon vesting or delivery of outstanding RSUs, which have no exercise price.
(B)	Includes 137,500 shares issuable upon exercise of stock options and 3,016 shares issuable to non-employee directors, six months after termination of service as a director of Reis.
(C)

Includes 245,000 shares issuable upon exercise of stock options and 274,957 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, six months after termination of service as a director of Reis).

(D)

Availability reflects reductions related to grants under the 2011 Plan offset by increases related to expirations and forfeitures under the 2011 Plan and the 1998 Plan, as permitted under the 2011 Plan.

(E)	Includes 200,000 shares issuable upon exercise of stock options.

The 1998 Plan expired on March 10, 2008, and no new grants have been or may be made thereunder.

Grants of Plan-Based Awards in 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (A)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(B)	Options (#)	Awards ($/Share)	Awards (C)

Lloyd Lynford	2/11/14	$—	$—	$—	—	—	—	24,821	—	—	$450,000
		$—	$337,500	$599,063	—	—	—	—	—	—	$—
Jonathan Garfield	2/11/14	$—	$—	$—	—	—	—	19,305	—	—	$350,000
		$—	$207,500	$368,313	—	—	—	—	—	—	$—
William Sander	2/11/14	$—	$—	$—	—	—	—	11,031	—	—	$200,000
		$—	$201,190	$357,112	—	—	—	—	—	—	$—
Mark P. Cantaluppi	2/11/14	$—	$—	$—	—	—	—	5,792	—	—	$105,000
		$—	$180,000	$319,500	—	—	—	—	—	—	$—

(A)

Targets for 2014 were established in the respective 2013 employment agreements. Maximum payout is equal to 177.5% of target. Performance based bonuses for 2014 were paid in February 2015 and reflected in the “Executive Compensation — Summary Compensation Table.”

(B)	Represents RSUs granted to each individual. The RSUs vest in three equal annual installments, beginning on February 11, 2015.
(C)	Based on the closing price of Reis common stock of $18.13 per share on the grant date.

Outstanding Equity Awards at Fiscal Year End — Named Executive Officers

The following table reflects all outstanding equity awards to Reis’s named executive officers as of December 31, 2014:

						Stock Awards
	Option Awards							Equity Incentive	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(A)(B)	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(A)(B)

Lloyd Lynford	125,000 (C)	—	—	$8.025	7/29/20	—	$—	54,549	$1,427,547
Jonathan Garfield	100,000 (C)	—	—	$8.025	7/29/20	—	$—	43,460	$1,137,348
William Sander	150,000 (D)	—	—	$10.40	5/29/17	—	$—	22,179	$580,424
Mark P. Cantaluppi	75,000 (D)	—	—	$10.40	5/29/17	—	$—	12,481	$326,628

(A)	Based on the closing price of Reis common stock of $26.17 per share on December 31, 2014.
(B)	RSUs vest ratably over three years from the date of grant. For further information see footnote B of the “Summary Compensation Table.”
(C)

These stock options were granted at an exercise price of $8.025 per share, which was equal to 125% of the closing price of Reis common stock on July 29, 2010, the date of grant. The stock options vested on June 30, 2013.

(D)

These stock options were granted at an exercise price of $10.40 per share, which was equal to the closing price of Reis common stock on May 30, 2007, and vested in five equal annual installments, beginning May 30, 2008.

Option Exercises and Stock Vested in 2014

The following table reflects the stock options exercised by the named executive officers and stock awards vested during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Lloyd Lynford	—	$—	13,267	(A)	$243,051	(B)
	—	$—	8,230	(C)	$148,798	(D)
	—	$—	18,000	(E)	$317,520	(F)
Jonathan Garfield	—	$—	10,779	(G)	$197,471	(B)
	—	$—	6,687	(H)	$120,901	(D)
	—	$—	14,620	(I)	$257,897	(F)

William Sander	—	$—	4,975	(J)	$91,142	(B)
	—	$—	3,086	(K)	$55,795	(D)
	—	$—	6,750	(L)	$119,070	(F)
Mark P. Cantaluppi	—	$—	2,985	(M)	$54,685	(B)
	—	$—	1,852	(N)	$33,484	(D)
	—	$—	3,375	(O)	$59,535	(F)

(A)	Mr. Lynford sold 5,110 of these shares in payment of tax liability.
(B)	Based on $18.32, the fair value of Reis’s common stock on February 14, 2014, the date of vesting. These RSUs were granted under the 2011 Plan.
(C)	Mr. Lynford sold 3,098 of these shares in payment of tax liability.
(D)	Based on $18.08, the fair value of Reis’s common stock on February 20, 2014, the date of vesting. These RSUs were granted under the 2011 Plan.
(E)	Mr. Lynford sold 6,934 of these shares in payment of tax liability.
(F)	Based on $17.64, the fair value of Reis’s common stock on March 2, 2014, the date of vesting. These RSUs were granted under the 2011 Plan.
(G)	Mr. Garfield sold 4,636 of these shares in payment of tax liability.
(H)	Mr. Garfield sold 2,807 of these shares in payment of tax liability.
(I)	Mr. Garfield sold 6,281 of these shares in payment of tax liability.
(J)	Mr. Sander sold 1,921 of these shares in payment of tax liability.
(K)	Mr. Sander sold 1,163 of these shares in payment of tax liability.
(L)	Mr. Sander sold 2,605 of these shares in payment of tax liability.
(M)	Mr. Cantaluppi sold 1,154 of these shares in payment of tax liability.
(N)	Mr. Cantaluppi sold 699 of these shares in payment of tax liability.
(O)	Mr. Cantaluppi sold 1,277 of these shares in payment of tax liability.

Pension Benefits

Reis does not have a defined benefit pension plan. The Company has a defined contribution savings plan pursuant to Section 401 of the Code. The Company matches contributions up to 2% of employees’ salaries, as then defined, for 2014, 2013 and 2012 (calculated as 50% of the employee’s contribution, capped at 4% of the employee’s salary). The Company made contributions to this plan, for all participants of this plan, aggregating approximately $231,000, $203,000 and $159,000 for the years ended December 31, 2014, 2013 and 2012, respectively.

Other Compensation Matters

Employment Agreements

Each of the named executive officers entered into an employment agreement during June 2013 governing his compensation and related arrangements with Reis and/or Reis Services through June 30, 2016. The following summaries are not complete descriptions of the employment agreements. Each agreement is included as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015. The Compensation Committee engaged an independent compensation consultant to assist in the negotiation and benchmarking of the employment arrangements against appropriate peers for each individual. The following is a description of the four employment agreements. See “—Potential Payments Upon Termination or Change of Control” for additional information regarding contractual payments to the named executive officers upon termination.

Lloyd Lynford. On June 13, 2013, Reis and Reis Services (the “Employers”) entered into an employment agreement with Lloyd Lynford, to be effective as of July 1, 2013 (the “Lynford Employment Agreement”). The Lynford Employment Agreement supersedes, as of July 1, 2013, Mr. Lynford’s existing employment agreement and provides for Mr. Lynford to continue to be employed as President and Chief Executive Officer of Reis and as Chief Executive Officer of Reis Services, as well as for Mr. Lynford to serve as a director of Reis. The Lynford Employment Agreement has a three year term that expires on June 30, 2016.

During the term of his employment, Mr. Lynford is entitled to a salary of not less than $450,000 per year and a performance-based bonus, administered by the Compensation Committee of Reis’s board of directors, with a target opportunity of not less than $337,500 per year. The Employers have also agreed to maintain, during the term of the Lynford Employment Agreement, term life insurance, for the benefit of a beneficiary selected by Mr. Lynford, in the amount of $780,000. In the event that Mr. Lynford incurs a qualifying termination during the term of the Lynford Employment Agreement, the Lynford Employment Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following termination of his employment. Mr. Lynford has agreed to restrictions on competition and solicitation of employees or customers during the term of the Lynford Employment Agreement and for a one year period following termination (with an extension to a two year period following termination in connection with a change of control). Also effective July 1, 2013, the Employers and Mr. Lynford have entered into an indemnification agreement, setting forth specific procedures for the provision of indemnification by the Employers on behalf of Mr. Lynford.

Jonathan Garfield. On June 13, 2013, the Employers entered into an employment agreement with Jonathan Garfield, to be effective as of July 1, 2013 (the “Garfield Employment Agreement”). The Garfield Employment Agreement supersedes, as of July 1, 2013, Mr. Garfield’s existing employment agreement and provides for Mr. Garfield to continue to be employed as Executive Vice President of both Reis and Reis Services, as well as for Mr. Garfield to serve as a director of Reis. The Garfield Employment Agreement has a three year term that expires on June 30, 2016.

During the term of his employment, Mr. Garfield is entitled to a salary of not less than $415,000 per year and a performance-based bonus, administered by the Compensation Committee of Reis’s board of directors, with a target opportunity of not less than $207,500 per year. The Employers have also agreed to maintain, during the term of the Garfield Employment Agreement, term life insurance, for the benefit of a beneficiary selected by Mr. Garfield, in the amount of $625,000. In the event that Mr. Garfield incurs a qualifying termination during the term of the Garfield Employment Agreement, the Garfield Employment Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following termination of his employment. Mr. Garfield has agreed to restrictions on competition and solicitation of employees or customers during the term of the Garfield Employment Agreement and for a one year period following termination (with an extension to a two year period following termination in connection with a change of control). Also effective July 1, 2013, the Employers and Mr. Garfield have entered into an indemnification agreement, setting forth specific procedures for the provision of indemnification by the Employers on behalf of Mr. Garfield.

William Sander. On June 13, 2013, Reis Services entered into an employment agreement with William Sander, to be effective as of July 1, 2013 (the “Sander Employment Agreement”). Reis is a party to this agreement for limited purposes. The Sander Employment Agreement supersedes, as of July 1, 2013, Mr. Sander’s existing employment agreement and provides for Mr. Sander to continue to be employed as President and Chief Operating Officer of Reis Services for a three year term that expires on June 30, 2016.

During the term of his employment, Mr. Sander is entitled to a salary of not less than $341,000 per year and a performance-based bonus, administered by the Compensation Committee of Reis’s board of directors, with a target opportunity of not less than $201,190 per year. Reis Services has also agreed to maintain, during the term of the Sander Employment Agreement, term life insurance, for the benefit of a beneficiary selected by Mr. Sander, in the amount of $187,500. In the event that Mr. Sander incurs a qualifying termination during the term of the Sander Employment Agreement, the Sander Employment Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or 2 times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following termination of his employment. Mr. Sander has agreed to restrictions on competition and solicitation of employees or customers during the term of the Sander Employment Agreement and for periods following termination ranging from twelve months (for competition) to eighteen months (for solicitation of employees or customers).

Mark P. Cantaluppi. On June 13, 2013, the Employers entered into an employment agreement with Mark P. Cantaluppi, to be effective as of July 1, 2013 (the “Cantaluppi Employment Agreement”). The Cantaluppi Employment Agreement supersedes, as of July 1, 2013, Mr. Cantaluppi’s existing employment agreement and provides for Mr. Cantaluppi to continue to be employed as Chief Financial Officer of both Reis and Reis Services for a three year term that expires on June 30, 2016.

During the term of his employment, Mr. Cantaluppi is entitled to a salary of not less than $300,000 per year and a performance-based bonus, administered by the Compensation Committee of Reis’s board of directors, with a target opportunity of not less than $180,000 per year. The Company has also agreed to maintain, during the term of the Cantaluppi Employment Agreement, term life insurance, for the benefit of a beneficiary selected by Mr. Cantaluppi, in the amount of $157,500. In the event that Mr. Cantaluppi incurs a qualifying termination during the term of the Cantaluppi Employment Agreement, the Cantaluppi Employment Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or 2 times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following his termination of employment. Mr. Cantaluppi has agreed to restrictions on competition and solicitation of employees or customers during the term of the Cantaluppi Employment Agreement and for periods following termination ranging from twelve months (for competition and solicitation of employees) to eighteen months (for solicitation of customers).

Potential Payments Upon Termination or Change of Control

Under the employment agreements between Reis and/or Reis Services and each named executive officer, Reis and/or Reis Services may be obligated to make severance or post-termination payments to the applicable individual. The following table presents, for each named executive officer, the potential post-employment payments and payments on a change of control and assumes that the triggering event took place on December 31, 2014, under the Company’s current contractual arrangements. All cash payments set forth below would be made at or shortly following termination, except that Health Benefits (as defined below) would be paid over the duration of such Health Benefits. All equity award accelerations set forth below would vest immediately upon termination.

		No Change of Control
Name	Benefit	Termination (i) by Reis for Cause or (ii) by Employee Without Good Reason (A)	Death or Disability	Termination (i) by Reis Without Cause or (ii) by Employee with Good Reason (A)	Termination as a Result of Change of Control (A)

Lloyd Lynford	Severance	$ —	$ —	$ 1,181,250	$ 1,968,750
	Bonus (B)	—	337,500	337,500	337,500
	Options (C)	—	—	—	—
	RSUs (D)	—	1,427,547	1,427,547	1,427,547
	Benefits (E)	—	835,745	55,745	55,745

	Total	$ —	$ 2,600,792	$ 3,002,042	$ 3,789,542

Jonathan Garfield	Severance	$ —	$ —	$ 933,750	$ 1,556,250
	Bonus (B)	—	207,500	207,500	207,500
	Options (C)	—	—	—	—
	RSUs (D)	—	1,137,348	1,137,348	1,137,348
	Benefits (E)	—	686,820	61,820	61,820

	Total	$ —	$ 2,031,668	$ 2,340,418	$ 2,962,918

William Sander	Severance	$ —	$ —	$ 511,500	$682,000
	Bonus (B)	—	201,190	201,190	201,190
	Options (C)	—	—	—	—
	RSUs (D)	—	580,424	580,424	580,424
	Benefits (E)	—	216,461	28,961	28,961

	Total	$ —	$ 998,075	$ 1,322,075	$ 1,492,575

Mark P. Cantaluppi	Severance	$ —	$ —	$ 450,000	$ 600,000
	Bonus (B)	—	180,000	180,000	180,000
	Options (C)	—	—	—	—
	RSUs (D)	—	326,628	326,628	326,628
	Benefits (E)	—	186,461	28,961	28,961

	Total	$ —	$ 693,089	$ 985,589	$ 1,135,589

(A)

See the discussion following this table for definitions of the terms “Cause,” “Good Reason” and “Change of Control” as they relate to each named executive officer, and for a discussion of the triggers for termination on a change of control.

(B)

Bonus payout amounts reflect target bonus levels, assuming termination prior to the end of 2014. If termination were deemed to occur following the end of 2014, each executive officer would be entitled to receive his performance-based 2014 bonus, rather than the target bonus.

(C)	Does not include options that vested prior to December 31, 2014.
(D)	Based on the $26.17 per share closing price of Reis common stock on December 31, 2014.
(E)

Represents Health Benefits (as defined below) and, under “Death or Disability,” the value of life insurance maintained by the Company pursuant to the executive officer’s employment agreement ($780,000 for Mr. Lynford, $625,000 for Mr. Garfield, $187,500 for Mr. Sander and $157,500 for Mr. Cantaluppi).

The following discussion sets forth the specific terms under which the amounts in the above table would be paid. See “—Employment Agreements—2013” for additional detail and additional information relating to the named executive officers’ employment agreements. See “—Definitions” below for definitions of capitalized terms used in this section.

Lloyd Lynford and Jonathan Garfield. Under Mr. Lynford’s and Mr. Garfield’s respective employment agreements, they may be entitled to receive certain post-termination payments, as follows:

•	If the executive officer is terminated for death or disability, he is entitled to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	eighteen months of Health Benefits plus
¡	the Equity Acceleration.

•	If the executive officer is terminated with Cause or if he resigns without Good Reason, he is entitled to receive the Accrued Obligations.

•

If, during the Change of Control Period, (i) the executive officer is terminated for any reason (other than death, disability or with Cause) or (ii) the executive officer resigns for Good Reason, he is entitled to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	an amount equal to 2.5 multiplied by the sum of (x) his then current gross annual base salary and (y) his target bonus for the year of termination plus
¡	eighteen months of Health Benefits plus
¡	the Equity Acceleration.

•

If, other than during the Change of Control Period, the executive officer is terminated for any reason (other than his death or disability, or with Cause) or if the executive officer resigns for Good Reason, he is entitled, upon execution of a mutual release of claims with the Company in a form attached to the employment agreement, to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	an amount equal to 1.5 multiplied by the sum of (x) his then current gross annual base salary and (y) his target bonus for the year of termination plus
¡	eighteen months of Health Benefits plus
¡	the Equity Acceleration.

William Sander and Mark P. Cantaluppi. Under Mr. Sander’s and Mr. Cantaluppi’s respective employment agreements, they may be entitled, upon execution by the executive officer of a customary release of claims in favor of the Company, to receive certain post-termination payments, as follows:

•	If the executive officer is terminated for death or disability, he is entitled to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	nine months of Health Benefits plus
¡	the Equity Acceleration.

•	If the executive officer is terminated with Cause or if he resigns without Good Reason, he is entitled to receive the Accrued Obligations.

•

If, during the Change of Control Period, (i) the executive officer is terminated for any reason (other than death, disability or with Cause) or (ii) the executive officer resigns for Good Reason, he is entitled to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	an amount equal to 2 multiplied by his then current gross annual base salary plus
¡	nine months of Health Benefits plus
¡	the Equity Acceleration.

Mr. Cantaluppi will also be entitled to payment as if a Change of Control had occurred if his employment is terminated within the twelve months prior to a Change of Control and he reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs.

•

If, other than during the Change of Control Period, the executive officer is terminated for any reason (other than his death or disability, or with Cause) or if the executive officer resigns for Good Reason, he is entitled to receive:

¡	the Accrued Obligations plus
¡	his Pro Rata Bonus plus
¡	an amount equal to 1.5 multiplied by his then current gross annual base salary plus
¡	nine months of Health Benefits plus
¡	the Equity Acceleration.

Definitions. The following definitions apply to the above discussions of the named executive officers’ post-termination payments:

•

“Accrued Obligations” means (i) the executive officer’s base salary through the termination date, if unpaid plus (ii) any accrued vacation pay not previously paid plus (iii) all unreimbursed business expenses plus (iv) the executive officer’s bonus for the prior year if not already paid.

•

“Cause” means (i) a breach by the executive officer of his non-competition, non-solicitation or confidentiality obligations, (ii) a material breach by the executive officer of any other term of the employment agreement that is not cured within 20 days of written notice thereof, (iii) fraud or dishonesty in the course of the executive officer’s employment, (iv) for reasons other than disability, continued gross neglect of the executive officer’s duties which results in material harm to Reis or Reis Services, if not cured within 20 days of written notice thereof, (v) a material violation of Reis’s general employment policies which results in material harm to Reis or Reis Services or (vi) the executive officer’s conviction or pleading guilty or nolo contendere to any felony charge.

•

“Change of Control” means the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions: (i) individuals who as of July 1, 2013 constitute the board of directors cease, for any reason, to constitute at least a majority of the board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors as of July 1, 2013 (either by a specific vote of such directors or by the approval of Reis’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be approved (solely for purposes of this definition); (ii) the sale, transfer or other disposition of all or substantially all of the assets of either Reis or Reis Services (other than to a wholly-owned direct or indirect subsidiary of either of Reis or Reis Services or a benefit plan of either of Reis or Reis Services); (iii) any person or entity or group of affiliated persons or entities (other than the employee, Lloyd Lynford, Jonathan Garfield or a group including any of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act, whether or not applicable) of 30% or more of the shares of capital stock or other equity of either Reis or Reis Services, having by the terms thereof voting power to elect the members of the board (in the case of Reis only), or, convertible into shares of such capital stock or other equity of either Reis or Reis Services (collectively, “Voting Shares”), as the case may be; (iv) the stockholders or members of either Reis or Reis Services adopting a plan of liquidation providing for the distribution of all or substantially all of either Reis’s or Reis Services’s assets or approving the dissolution of either Reis or Reis Services; or (v) the merger, consolidation, or reorganization of either Reis or Reis Services or any similar transaction which results in (A) the beneficial owners of the Voting Shares of either Reis or Reis Services immediately prior to such merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (B) any person or entity or group of affiliated persons or entities (other than the employee, Lloyd Lynford, Jonathan Garfield or a group including any of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, representing 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity. In addition, for Mr. Cantaluppi, Comparable Employment must be offered within 15 calendar days of the Change of Control.

•	“Change of Control Period” means:

¡	for Messrs. Lynford and Garfield, (i) during a Change of Control Protection Period or (ii) upon or within the two-year period following a Change of Control; and
¡	for Messrs. Sander and Cantaluppi, upon or within the one-year period following a Change of Control.

•

“Change of Control Protection Period” means a period of time when (i) either Reis or Reis Services is party to an agreement, the consummation of which would result in the occurrence of a Change of Control or (ii) the board of directors or a committee thereof is engaged in active negotiations or has commenced a process regarding a transaction, the consummation of which would result in the occurrence of a Change of Control.

•

“Comparable Employment,” for Mr. Cantaluppi, means that he has received an offer to continue his employment for at least the balance of the term covered by his employment agreement, and he remains the chief financial officer of a publicly-traded company pursuant to which he would perform the same type of duties he had been performing under his employment agreement for Reis and Reis Services, at a salary and target bonus not less than that provided for in his employment agreement, and the employment is at a physical location as set forth in the definition of “Good Reason,” as it relates to Mr. Cantaluppi.

•	“Equity Acceleration” means the immediate vesting of all of the executive officer’s outstanding equity awards.

•	“Good Reason” means:

¡

for Mr. Lynford, (i) a material diminution in his duties or responsibilities, demotion or a change for any reason in his direct reporting relationship to other than the board or a committee thereof (or, following a Change of Control, reorganization of either Reis or Reis Services, or the shares of Reis ceasing to be publicly traded, a change for any reason in his direct reporting relationship to other than the board of directors of any successor or acquiring entity (including the ultimate parent of any such successor or acquiring entity), whether such successor or acquiring entity (or its ultimate parent) is a public, private or other form of corporation, limited liability company, partnership, holding company, hedge fund, private equity firm, investment firm or other form of entity); (ii) his being removed from, not nominated for re-election to, or not re-elected to the board, other than for Cause or at his request; (iii) Reis’s or Reis Services’s (or any of their successors’ or acquiring entities’) material breach of the employment agreement which is not cured within 20 days of written notice thereof; (iv) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York; (v) a reduction of his gross annual base salary or target bonus; (vi) any failure by Reis or Reis Services to obtain the assumption in writing of any of their obligations to perform any agreement between them and Mr. Lynford (A) by any successor to all or substantially all of the assets of either Reis or Reis Services or (B) by any successor or acquiring entity upon a Change of Control of either Reis or Reis Services, in either case whether by operation of law or contractually, as of the date of such transaction; or (vii) he is not for any reason the most senior executive officer responsible for all business units, functions and departments of either Reis or Reis Services (including, without limitation, sales, marketing, accounting/finance, legal, information technology, human resources, research & development, operations, and all divisions and product lines) (any such business unit, function or department, a “Department”) (or, following a Change of Control, reorganization of either Reis or Reis Services, or the shares of Reis ceasing to be publicly traded, he is not for any reason the most senior executive officer of any successor or acquiring entity (including the ultimate parent of any such successor or acquiring entity) responsible for all Departments of such successor or acquiring entity (or its ultimate parent), whether such successor or acquiring entity (or its ultimate parent) is a public, private or other form of corporation, limited liability company, partnership, holding company, hedge fund, private equity firm, investment firm or other form of entity).
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for Mr. Garfield, (i) a material diminution in his duties or responsibilities, demotion or a change for any reason in his direct reporting relationship to other than Mr. Lynford; (ii) his being removed from, not nominated for re-election to, or not re-elected to the board, other than for Cause or at his request; (iii) Reis’s or Reis Services’s (or any of their successors’ or acquiring entities’) material breach of the employment agreement; (iv) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York; (v) a material reduction of his gross annual base salary or target bonus; or (vi) any failure by Reis or Reis Services to obtain the assumption in writing of any of their obligations to perform any agreement between them and Mr. Garfield (A) by any successor to all or substantially all of the assets of either Reis or Reis Services or (B) by any successor or acquiring entity upon a Change of Control of either Reis or Reis Services, in either case whether by operation of law or contractually, as of the date of such transaction.

¡

for Mr. Sander, (i) a material diminution in his compensation, duties or responsibilities, or a material demotion; (ii) Reis’s or Reis Services’s material breach of the employment agreement which is not cured within 20 days of written notice thereof; or (iii) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York;

¡

for Mr. Cantaluppi, (i) a material diminution in his duties or responsibilities, or a material demotion; (ii) Reis’s or Reis Services’s material breach of the employment agreement; or (iii) his being required to report to an office to work on a regular basis at a location outside of Manhattan, Northern New Jersey or outside a 50-mile radius of 530 Fifth Avenue, New York, New York as long as the location is not east of the Hudson River, other than Manhattan. In the event of a Change of Control, Good Reason shall also include any deviation from Comparable Employment.

•	“Health Benefits” means reimbursement of the cost of COBRA health benefits for the executive officer and his spouse and eligible dependents.

•	“Pro Rata Bonus” means the pro rata portion of the executive officer’s target bonus for the year of termination.

Policy on Deductibility of Compensation

Section 162(m) of the Code disallows the deduction of compensation paid by a public company to its Chief Executive Officer and each of the other three most highly compensated executive officers (not including Reis’s Chief Financial Officer) that exceeds $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. Reis’s equity incentive plans have been structured so that stock options, stock appreciation rights and certain restricted stock and RSU awards may qualify as “performance-based” compensation under Section 162(m). However, while the Committee may consider tax deductibility as one of the factors in determining executive compensation, to retain maximum flexibility in designing compensation programs that meet the Committee’s stated objectives, the Committee may not necessarily limit or structure compensation so that it is deductible under Section 162(m).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Reis’s executive officers and directors, and persons who own more than 10% of any registered class of Reis’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish Reis with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of Forms 3, 4, and 5 it has received and written representations provided to Reis from the individuals required to file the reports, Reis believes that each of Reis’s executive officers and directors has complied with applicable reporting requirements for transactions in Reis common stock during the fiscal year ended December 31, 2014, except for late filing by Mr. Clarke of four Forms 4 required to be filed with respect to four transactions. All transactions and holdings are currently reported and reflected in this proxy statement.

Stockholder Proposals and Nominations for the 2016 Annual Meeting of Stockholders

Under the SEC’s rules, the deadline for stockholders to submit proposals to be considered for inclusion in Reis’s proxy statement for an annual meeting of stockholders is generally 120 days before the anniversary of the date of mailing of the prior year’s proxy statement. For the 2016 annual meeting of stockholders, this would mean that proposals must be submitted by December 29, 2015.

In addition, nominations by stockholders of candidates for election as a director or submission of other business proposals not intended to be included in the Company’s proxy statement must be submitted in compliance with Reis’s current bylaws. Reis’s bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose other business for consideration at such a meeting, notice must be given to Reis’s Corporate Secretary no more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, under Reis’s current bylaws, for a stockholder nomination or business proposal to be considered at the 2016 annual meeting of stockholders, a notice of such nominee or proposal must be received not earlier than November 29, 2015, and not later than 5:00 p.m. eastern time, on December 29, 2015. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than 5:00 p.m., eastern time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made. For additional requirements, a stockholder may refer to Reis’s bylaws, a current copy of which may be obtained at the Investor Relations portion of Reis’s website, www.reis.com, or without charge upon request from Reis’s Corporate Secretary.

Miscellaneous

Reis’s Annual Report to Stockholders for the year ended December 31, 2014 accompanies this proxy statement and has been mailed to persons who were stockholders of Reis as of the close of business on April 10, 2015. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to: Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, NY 10036, care of: Corporate Secretary. Neither the Annual Report to Stockholders nor Reis’s website are to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, you may have received notice that your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please authorize a proxy to vote by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report to Stockholders are available at www.reis.com/eproxy.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — REIS, INC.

PROXY FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Reis, Inc., a Maryland corporation (the “Company”), hereby appoints Lloyd Lynford and Jonathan Garfield, or either of them, and with full power of substitution, to act as proxy for the undersigned, and to attend the 2015 Annual Meeting of Stockholders of the Company to be held on Thursday, June 4, 2015 at 10:00 a.m., eastern daylight savings time, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue, 36th Floor, New York, New York 10152, or any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt from the Company prior to execution of this proxy of (i) a Notice of Annual Meeting of Stockholders, (ii) a proxy statement dated April 27, 2015 and (iii) the Company’s Annual Report to Stockholders for the year ended December 31, 2014.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENTS(S) THEREOF.

Please Complete, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

        Annual Meeting Proxy Card

A.	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED, AND FOR PROPOSALS 2 AND 3.

1.	Election of two directors for terms expiring at the 2018 annual meeting of stockholders:

		For	Withhold		For	Withhold

	01 – Jonathan Garfield	☐	☐	02 – Byron C. Vielehr	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

B. Non-Voting Items Change of Address — Please print new address below.
	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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